UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 16, 2017

Central Index Key Number of the issuing entity: 0001701638

JPMCC Commercial Mortgage Securities Trust 2017-JP6

(Exact name of Issuing Entity)

Central Index Key Number of the depositor: 0001013611

J.P. Morgan Chase Commercial Mortgage Securities Corp.

(Exact Name of Registrant as Specified in its Charter)

Central Index Key Number of the sponsor: 0000835271

JPMorgan Chase Bank, National Association

Central Index Key Number of the sponsor: 0001632269

Benefit Street Partners CRE Finance LLC

Central Index Key Number of the sponsor: 0001682518

Starwood Mortgage Funding VI LLC

Exact Names of the Sponsors as Specified in their Charters)

New York	333-206361-10	13-3789046
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

383 Madison Avenue, New York, New York	10179
(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s telephone number, including area code (212) 834-5467

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any following provisions:

[ ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01.  Other Events.

On June 16, 2017, J.P. Morgan Chase Commercial Mortgage Securities Corp. (the “Registrant”) caused the issuance, pursuant to a Pooling and Servicing Agreement, dated as of June 1, 2017 (the “Pooling and Servicing Agreement”), between the Registrant, as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer, Rialto Capital Advisors, LLC, as special servicer, Wells Fargo Bank, National Association, as certificate administrator and as trustee, and Pentalpha Surveillance LLC, as operating advisor and as asset representations reviewer, of the JPMCC Commercial Mortgage Securities Trust 2017-JP6, Commercial Mortgage Pass-Through Certificates, Series 2017-JP6 (the “Certificates”). The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class A-S, Class B and Class C Certificates (collectively, the “Publicly Offered Certificates”) were sold to J.P. Morgan Securities LLC, Drexel Hamilton, LLC and Academy Securities, Inc, as underwriters (collectively, in such capacities, the “Underwriters”), pursuant to an Underwriting Agreement, dated as of May 25, 2017, between the Registrant and the Underwriters.

On June 16, 2017, the Class D, Class R and Class Z Certificates (collectively, the “Privately Offered Certificates”) were sold to J.P. Morgan Securities LLC, as initial purchaser (in such capacities, the “Initial Purchaser”), pursuant to a Certificate Purchase Agreement, dated as of May 25, 2017, between the Registrant and the Initial Purchaser. On June 16, 2017, the Class E-RR, Class F-RR, Class G-RR and Class NR-RR Certificates (collectively, the “Risk Retention Certificates”) were sold to RREF III-D AIV RR, LLC (in such capacity, the “Third Party Purchaser”), pursuant to a Third Party Purchaser Certificate Purchase Agreement, dated as of May 25, 2017, between the Registrant and the Third Party Purchaser. The Privately Offered Certificates and the Risk Retention Certificates were sold in transactions exempt from registration under the Securities Act of 1933, as amended.

The Certificates represent, in the aggregate, the entire beneficial ownership in JPMCC Commercial Mortgage Securities Trust 2017-JP6, a common law trust fund formed on June 16, 2017 under the laws of the State of New York pursuant to the Pooling and Servicing Agreement. The Issuing Entity’s primary assets are forty-two (42) commercial and multifamily mortgage loans (the “Mortgage Loans”). The net proceeds of the sale of the Certificates were applied to the purchase of the Mortgage Loans by the Registrant from JPMorgan Chase Bank, National Association, Benefit Street Partners CRE Finance LLC and Starwood Mortgage Funding VI LLC.

The Registrant sold all of the Publicly Offered Certificates, having an aggregate certificate balance of $696,161,000, on June 16, 2017. The net proceeds of the offering to the Registrant of the issuance of the Publicly Offered Certificates, after deducting expenses payable by the Registrant of $5,154,443.58, were approximately $761,654,165.32. Of the expenses paid by the Registrant, approximately $673,002.38 were paid directly to affiliates of the Registrant, $44,250.02 in the form of fees were paid to the Underwriters, $154,875.09 were paid to or for the Underwriters and $4,282,316.10 were other expenses. All of the foregoing expense amounts are the Registrant’s reasonable estimates of such expenses. No underwriting discounts and commissions or finder’s fees were paid by the Registrant; the Publicly Offered Certificates were offered by the Underwriters for sale to the public in negotiated transactions or otherwise at varying prices determined at the time of sale. The Registrant also sold to the Initial Purchaser on such date the Privately Offered Certificates, having an aggregate certificate balance of $9,832,000, and sold to the Third Party Purchaser the Risk Retention Certificates, having a certificate balance of $80,629,166, in each case in private placement transactions exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) of the Act. Further information regarding such sales has been previously provided on the Registrant’s Current Report on Form 8-K, filed June 16, 2017 (including, as to the price per class of Publicly Offered Certificates, on Schedule I to the Underwriting Agreement filed as an exhibit thereto) and in its Prospectus, dated May 25, 2017. The related registration statement (file no. 333-206361) was originally declared effective on November 20, 2015.

In connection with the issuance and sale to the Underwriters of the Publicly Offered Certificates, a legal opinion was rendered related to the validity of, and certain federal income tax considerations relating to, the Publicly Offered Certificates, which legal opinion is attached as an exhibit to this report.

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Item 9.01.   Financial Statements and Exhibits.

(d)        Exhibits:

5.1        Legality Opinion of Sidley Austin LLP, dated June 16, 2017.

8.1        Tax Opinion of Sidley Austin LLP, dated June 16, 2017 (included as part of Exhibit 5.1).

23.1       Consent of Sidley Austin LLP (included as part of Exhibit 5.1).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

By:	/s/ Bianca A. Russo
Name: Bianca A. Russo
Title: Managing Director and Secretary

Dated:  June 16, 2017

JPMCC 2017-JP6 – 8-K

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Exhibit Index

Exhibit No.	Description
5.1	Legality Opinion of Sidley Austin LLP, dated June 16, 2017.

8.1	Tax Opinion of Sidley Austin LLP, dated June 16, 2017 (included as part of Exhibit 5.1).

23.1	Consent of Sidley Austin LLP (included as part of Exhibit 5.1).

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